================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                            ------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                 DATE OF REPORT
                                 April 28, 2000
                       (AMENDING REPORT OF March 24, 2000)

                            ------------------------

                                   N2H2, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------



          WASHINGTON                    000-26825               91-1686754

 (STATE OR OTHER JURISDICTION       (COMMISSION FILE         (I.R.S. EMPLOYER
       OF INCORPORATION)                 NUMBER)            IDENTIFICATION NO.)


                900 FOURTH AVENUE, SUITE 3400, SEATTLE, WA 98164
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                            ------------------------

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 336-1501

                            ------------------------

                                  INAPPLICABLE

          (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 23, 2000, N2H2, Inc. ("Registrant" or "N2H2") completed its acquisition of iseek, Limited, a privately held company incorporated in Queensland, Australia, in an all-stock transaction. Pursuant to the Share Sale Agreement dated February 23, 2000 among the Registrant, and Jason Alan Gomersall, Bevan Andrew Slattery, Lee Gomersall, Roar Investments Pty Limited ACN 072098572, an Australian corporation, and Drives and Controls Services, Inc. a Texas corporation, who are all the Shareholders of iseek Limited (collectively, the "Shareholders"), the Registrant offered and agreed to buy from each Shareholder and each Shareholder as beneficial owner agreed to sell to the Registrant all shares of iseek, Limited.

     Under the terms of the acquisition, the shareholders of iseek will receive 925,000 shares of N2H2 common stock. The transaction is valued at approximately $16 million and will be accounted for using the purchase accounting approach. Immediately following the acquisition, all employees and offices will remain in operation, and N2H2 plans on injecting capital for marketing and infrastructure rollout to accelerate growth in Australia and the Asia-Pacific region. N2H2 CEO Peter Nickerson and another N2H2 representative will join the iseek board.

     The information that is set forth in the Registrant's Press Releases dated February 24, 2000 is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 7(a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              iSEEK LIMITED (formally Infopro Technologies Pty Ltd)
                              A.C.N. - 083 996 070
                              PROFIT & LOSS ACCOUNT
                       FOR THE PERIOD ENDED 30TH JUNE 1999

                                                    Note              1999
                                                                      Aus$
                                                    ----           ----------
OPERATING PROFIT (LOSS) BEFORE INCOME TAX
                                                      2               (95,048)

Income Tax Expense                                    3                     -
                                                                   ----------

OPERATING PROFIT (LOSS) AFTER INCOME TAX                              (95,048)
                                                                   ----------
RETAINED PROFITS (ACCUMULATED LOSSES)
AT END OF FINANCIAL YEAR                                              (95,048)
                                                                   ----------

The accompanying notes form part of these financial statements.

                                  BALANCE SHEET
                              AS AT 30TH JUNE 1999

                                                    Note              1999
                                                                      Aus$
                                                    ----           ----------
CURRENT ASSETS
Cash                                                                      624
Inventories                                           4                 9,130
Other                                                                   3,648
                                                                   ----------
TOTAL CURRENT ASSETS                                                   13,402
                                                                   ----------
NON-CURRENT ASSETS
Property, plant and equipment                         5                17,123
Intangibles                                           6                46,244
                                                                   ----------
TOTAL NON-CURRENT ASSETS                                               63,367
                                                                   ----------
TOTAL ASSETS                                                           76,769
                                                                   ----------
CURRENT LIABILITIES
Creditors and borrowings                              7               146,815
                                                                   ----------
TOTAL CURRENT LIABILITIES                                             146,815
                                                                   ----------
NON-CURRENT LIABILITIES
Creditors and borrowings                              7                25,000
                                                                   ----------
TOTAL NON-CURRENT LIABILITIES                                          25,000
                                                                   ----------
TOTAL LIABILITIES                                                     171,815
                                                                   ----------
NET ASSETS (LIABILITIES)                                              (95,046)
                                                                   ----------
EQUITY
Issued capital                                        8                     2
Accumulated losses                                                    (95,048)
                                                                   ----------
TOTAL EQUITY                                                          (95,046)
                                                                   ----------

The accompanying notes form part of these financial statements.

                             STATEMENT OF CASH FLOWS
                       FOR THE PERIOD ENDED 30TH JUNE 1999

                                                                      1999
                                                                      Aus$
                                                                   ----------
Cash Flows from Operating Activities:

Receipts from Customers                                                 1,840
Payments to Suppliers & Employees                                     (84,476)
                                                                   ----------
Net Cash Provided by (Used in)
Operating Activities                                                  (82,636)
                                                                   ----------
Cash Flows from Investing Activities:

Payment for Property, Plant & Equipment                               (23,335)
Payment for Intangibles                                                  (995)
                                                                   ----------
Net Cash Provided by (Used in)
Investing Activities                                                  (24,330)
                                                                   ----------
Cash Flows from Financing Activities:

Proceeds on Issue of Share Capital                                          2
Proceeds of Unsecured Advances                                        107,588
                                                                   ----------
Net Cash Provided by (Used in)
Financing Activities                                                  107,590
                                                                   ----------
Net Increase (Decrease) in Cash Held                                      624
                                                                   ----------

NOTES TO THE STATEMENT OF CASH FLOWS

Reconciliation of Cash:
Cash at the end of financial year as shown in the statement of cash flows is reconciled to the related items in the balance sheet as follows:

Cash on hand                                                                2
Cash at bank                                                              622
                                                                   ----------
                                                                          624
                                                                   ----------

Reconciliation of Net Cash provided by Operating Activities to Operating Profit after Income Tax

Operating Profit (Loss) after Income Tax                              (95,048)

Non Cash Flows in Operating Profit:
Depreciation                                                            6,212

Changes in Assets & Liabilities:
Decrease (Increase) in Current Inventories                             (9,130)
Decrease (Increase) in Prepayments                                     (3,648)
Increase (Decrease) in Sundry Creditors                                12,083
Increase (Decrease) in Trade Creditors                                  6,895
                                                                   ----------
Net Cash Provided by Operating
Activities                                                            (82,636)
                                                                   ----------

The accompanying notes form part of these financial statements.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED 30TH JUNE 1999

1(a)    SIGNIFICANT ACCOUNTING POLICIES - AUSTRALIAN GAAP

The financial statements are a general purpose financial report that have been prepared in accordance with applicable Accounting Standards, other mandatory professional reporting requirements. The financial statements have been prepared on an accruals basis, are based on historical costs and do not take into account changing money values or, except where stated, current valuations of non-current assets. Cost is based on the fair values of the consideration given in exchange for assets. The accounting policies have been consistently applied, unless otherwise stated.

The following is a summary of the material accounting policies adopted by the company in the preparation of the financial statements.

Notwithstanding the deficiency of net assets, the financial statements have been prepared on a going concern basis.

The directors believe the events disclosed in Note 11 of the accounts will ensure the ability of the company to continue as a going concern.

INCOME TAX

The company adopts the liability method of tax-effect accounting whereby the income tax expense shown on the profit and loss account is based on the operating profit before income tax adjusted for any permanent differences.

Timing differences which arise due to the different accounting periods in which items of revenue and expense are included in the determination of operating profit before income tax and taxable income, are brought to account as either provision for deferred income tax or an asset described as future income tax benefit at the rate of income tax applicable to the period in which the benefit will be received or the liability will become payable.

Future income tax benefits are not brought to account unless realisation of the asset is assured beyond any reasonable doubt. Future income tax benefits in relation to tax losses are not brought to account unless there is virtual certainty of realisation of the benefit.

The amount of benefits brought to account or which may be realised in the future is based on the assumption that no adverse change will occur in income taxation legislation and the anticipation that the company will derive sufficient future assessable income to enable the benefit to be realised and comply with the conditions of deductibility imposed by the law.

INVENTORIES

Inventories are measured at the lower of cost and net realisable value. Costs are specifically assigned to each unit of inventory.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are brought to account at cost or at independent or directors' valuation, less where applicable any accumulated depreciation or amortisation. The carrying amount of property, plant and equipment is reviewed annually by directors to ensure it is not in excess of the recoverable amount from those assets. The recoverable amount is assessed on the basis of expected net cash flows which will be received from the assets employment and subsequent disposal. The expected net cash flows have not been discounted to present values in determining recoverable amount.

The depreciable amount of all fixed assets including buildings and capitalised leased assets, but excluding freehold land, are depreciated over their estimated useful lives to the entity commencing from the time the asset is held ready for use. Properties held for investment purposes are not subject to a depreciation charge. The depreciation rate used for each class of depreciable asset are:

Class of fixed asset            Depreciation Rate

Plant & Equipment                   25% - 40%

CASH

For the purposes of the statement of cash flows, cash includes cash on hand and in at call deposits with banks or financial institutions, investment in money market instruments maturing within less than two months, net of bank overdrafts.

LEASES

Leases of fixed assets, where substantially all the risks and benefits incidental to the ownership of the asset, but not legal ownership, are transferred to the company are classified as finance leases. Finance leases are capitalised recording an asset and a liability equal to the present value of minimum lease payments, including any guaranteed residual value. Leased assets are amortised on straight line basis over their estimated useful lives where it is likely that the economic entity will obtain ownership of the asset or over the term of the lease. Lease payments are allocated between the reduction of the lease liability and the lease interest expense for the period.

Lease payments under the operating leases, where substantially all the risks and benefits remain with the lessor, are charged as expenses in which they are incurred.

FOREIGN CURRENCY TRANSLATIONS AND BALANCES

Foreign currency transactions during the period are converted to Australian currency at rates of exchange applicable at the dates of the transactions. Amounts receivable and payable in foreign currencies at balance date are converted to the rates of exchange ruling at that date.

The gains and losses from conversion of short-term assets and liabilities, whether realised or unrealised, are included in operating profit before income tax as they arise.

Exchange differences arising on the hedged transactions undertaken to hedge foreign currency exposure, other than those for the purchase and sale of goods and services, are brought to account in the profit and loss account when the exchange rate changes.

Any material gain or loss arising at the time of entering into hedge transactions is deferred and brought to account in the profit and loss account over the lives of the hedges.

Costs or gains arising at the time of entering hedge transaction for the purchase and sale of goods and services, and exchange differences that occur up to the date of purchase or sale, are deferred and included in the measurement of the purchase or sale.

Gains and losses from speculative foreign currency transactions are brought to account in the profit and loss account when the exchange rate arises.

DATE OF INCORPORATION

The company was incorporated on 20 August 1998 and subsequently no comparative figures are shown in the financial statements.

REVENUE

Revenue from the sale of goods is recognised upon the delivery of goods or services to customers.

1(b)    SIGNIFICANT ACCOUNTING POLICIES - COMPARISON TO US GAAP


Accounting principles generally accepted in Australia vary in certain respects from the accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net profit or loss expressed in Australian Dollars for the year ended 30th June 1999 and the determination of shareholders' equity and the financial position also expressed in Australian Dollars as at 30th June, 1999 to the extent summarized below.

INTANGIBLES

Exclusive Technology Affiliate Agreement - $45,249:

US GAAP requires intangible assets to be amortised over their useful lives, not to exceed 40 years.

Under Australian GAAP long term assets such as licences are generally valued using their historical cost. The amortisation of the asset must be allocated on a systematic basis over its useful life. In the case of a licence this period will be limited to a term of known duration, fixed by the agreement.

The term of the licence is three years (1 March 1999 to 28 February 2002) with two option periods of 3 years each. If all options are exercised this would result in an effective useful life of 9 years. As at 30th June 1999 the Affiliate Agreement had been in place for 4 months.

Preliminary US GAAP Accounting Adjustment:

Due to immateriality the amortisation was not recognised in the accounts at balance date and this treatment of the technology licence is not in accordance with US GAAP. A charge to amortise the licence over its expected useful life or term is required. At 30th June 1999, the amortisation charge required to be brought to account would be AU$1676.00.

SOFTWARE REVENUE RECOGNITION


US GAAP requires the revenue from the software contracts to be recognised in accordance with the requirements of SOP 97-2 and SAB 101. The company's revenue policy is to recognise as revenue the full amounts received from contracts. These amounts will include licence fee revenue and ongoing maintenance charges.

Preliminary US GAAP Accounting Adjustment:

The revenues stated in the 30th June, 1999 financial statements do not include any amounts for licence fees or ongoing maintenance charges. Conforming the company's accounting policies to US GAAP would require an assessment of the future revenue components of the contracts on foot subsequent to 30th June 1999, to determine appropriate recognition policies.

PROPERTY, PLANT AND EQUIPMENT


Under US GAAP long lived assets such as property, plant and equipment are generally valued using their historical cost basis and depreciated over their useful lives. Revaluations are not permitted.

US GAAP requires that long lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Asset write downs may not be written back up due to the recovery of market values in a subsequent period.

Under Australian GAAP long lived assets such as property, plant and equipment are generally valued using their historical cost basis. Asset revaluations of long term assets, not in excess of their recoverable amount, are permitted, in which case depreciation is based on the revalued amount. Revaluation increments are credited directly to the asset revaluation reserve in equity or to income if the increment reverses a previous decrement that was charged to income.

Preliminary US GAAP Accounting Adjustment:

The current Australian GAAP accounting policies are consistent with US GAAP.

INCOME TAX

US GAAP requires the use of a comprehensive asset/liability method, which is balance sheet orientated. Deferred tax assets are recognised for all future tax effects of temporary differences that will result in deductible amounts in future years and carry-forwards.

Valuation allowances need to be considered in connection with deferred tax assets if it is considered "more likely than not" that some portion or all of the deferred tax asset will not be realised.

Australian GAAP uses the liability method of tax effect accounting whereby deferred tax assets and liabilities arising from timing differences are recorded in the balance sheet at the rate of tax expected to be applicable at the time those timing differences reverse.

Although the liability method is generally consistent with the US GAAP, certain items such as licences acquired in business combinations may give rise to temporary differences under US GAAP that are not considered to be timing differences under Australian GAAP. A deferred tax asset in relation to available tax losses may be recognised to the extent that there is "virtual certainty" the losses will be utilised. This criteria is generally more conservative than the "more-likely-than-not" criteria applied under US GAAP.

Preliminary US GAAP Accounting Adjustment:

The company does not currently record any income tax balances. Conforming the company's accounting to US GAAP would require an assessment of the Future Income Tax Benefit not brought to account in accordance with the "more likely than not" criteria.

INVENTORY

Inventories under US GAAP are required to be valued at the lower of cost or market value using the first in first out ("FIFO"), last in first out ("LIFO"), or weighted average method of determining cost. Once inventory is written down to below cost, such reduced amount is considered to be the cost for subsequent accounting periods.

Under Australia GAAP inventories are required to be valued at the lower of cost or net realisable value. The average cost, FIFO, standard cost or specific identification method are appropriate methods for determining inventory cost. The LIFO method of valuation is not permitted.

Preliminary US GAAP Accounting Adjustment:

The current Australian GAAP accounting policies are consistent with US GAAP.

                                                                      1999
                                                                      Aus$
                                                                   ----------
 2   OPERATING PROFIT (LOSS)

     Operating Revenue
     Included in operating profit are the following
     items of operating revenue:
     Sales Revenue                                                      1,840
                                                                   ----------

 3   INCOME TAX EXPENSE

     The prima facie tax payable on operating profit is reconciled to the income tax provided in the accounts as follows:

     Prima facie tax benefit on operating loss at 36%                 (34,217)

     Less Permanent Differences:

     Non Deductible Expenses                                              148
     FITB on tax losses not brought to account                         34,069
                                                                   ----------
     Income tax expense attributable to operating
     profit                                                                 -
                                                                   ----------

 4   INVENTORIES

     CURRENT
        Stock on Hand - at cost                                         9,130
                                                                   ----------

 5   PROPERTY, PLANT & EQUIPMENT

     Office equipment - at cost                                        23,335
     Less: accumulated depreciation                                     6,212
                                                                   ----------
                                                                       17,123
                                                                   ----------
     Total property, plant & equipment                                 17,123
                                                                   ----------

6   INTANGIBLE ASSETS

     Formation Costs                                                      995
     Exclusive Technology Licence - N2H2                               45,249
                                                                   ----------
                                                                       46,244
                                                                   ----------

7    CREDITORS & BORROWINGS

     CURRENT
     Sundry Creditors                                                  12,083
     Trade Creditors                                                   52,144
     Amounts payable to directors:
      - B Slattery                                                         -
      - J Gommersall                                                   82,588
                                                                   ----------
                                                                      146,815
                                                                   ----------

                                                                      1999
                                                                      Aus$
                                                                   ----------
     NON-CURRENT
     Amounts payable to director related party
      - L Gommersall                                                   25,000
                                                                   ----------
8    ISSUED SHARE CAPITAL

     22,500,000 Ordinary shares, fully paid                                 2
                                                                   ----------

9    RELATED PARTY TRANSACTIONS

     Directors:

     The names of directors who have held office during the financial year were:

     Jason Gomersall
     Bevan Slattery
     Tanya McDonald - (Resigned 1 September 1998)

     Income paid or payable to all directors of the company
     by the company and any related parties                            10,189

     Number of directors whose income from the company
     or any related parties was within the following bands:             No.

     0 - $9999                                                              3

     Retirement benefits:

     Prescribed benefit given during year by the company or
     a related party to a director or prescribed superannuation fund in connection with the retirement from a prescribed
     office                                                                 -

10   CAPITAL AND LEASING COMMITMENTS

(a)  Operating lease commitments:
     ---------------------------

      Non-cancellable operating leases contracted for but not capitalised in the accounts payable(*)

      - not longer than 1 year                                         49,387
      - longer than 1 but not longer than 2                            49,338
      - longer than 2 but not longer than 5                           199,176
      - longer than 5                                                       -

(*)   - the building owners will require guarantees for
        the performance of the lease. The form of guarantee
        will be an unconditional bank guarantee to
        the value of $30,000.

(b)  Capital Expenditure Commitments:
     -------------------------------

      Not committed for but planned Capital expenditure projects      540,000
                                                                   ----------

11   EVENTS SUBSEQUENT TO BALANCE DATE

At the end of the financial year the company and its directors/shareholders entered into the following agreements:

          o    Subscription Deed

          o    Shareholders Agreement

          o    Options Deed

These agreements provide for the injection of an initial amount of development capital totaling $500,000 to provide the company with the necessary capital to undertake its development strategy planned for the next 12 months.

The company has entered into Share Option Agreements whereby the option holder has the option to acquire a further interest in the company (up to a maximum of 33 1/3%) at an exercise price of $1,000,000.

12   SEGMENT REPORTING

The company operates in the Information Technology and Internet industry in the Australian and South East Asia Region.

DIRECTORS' DECLARATION

In the opinion of the directors of the company:

     (a) The financial statements, and the notes to the accounts comply with Australian accounting standards; and

     (b) The financial statements give a true and fair view of the financial position and performance of the company; and

     (c) At the date of this statement, there are reasonable grounds to believe that the company can meet its debts as and when they fall due.

This statement is made in accordance with a resolution of the Board of Directors and is signed for and on behalf of the directors by:



Director
Jason Gomersall

/s/ JASON GOMERSALL

Dated this 27th day of April, 2000 at Brisbane, Australia

          SPECIAL PURPOSE AUDIT REPORT TO THE MEMBERS OF iSEEK LIMITED

SCOPE

We have audited the accompanying balance sheet as at 30 June 1999, the profit & loss account and change in financial position (cashflows) for the period ended 30 June 1999, all expressed in Australian Dollars.

The company's directors are responsible for the financial report. We have conducted an independent audit in order to express an opinion to the members of the company.

Our audit of this financial report was made in accordance with Australian Auditing Standards, which we believe are generally accepted in the United States, and included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances to provide reasonable assurance whether the financial report is free of material misstatement. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, evaluation of significant accounting policies as disclosed in Note 1(a) and significant accounting estimates. These procedures have been undertaken to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Australian Accounting Standards, so as to present a view of the company that is consistent with our understanding of the company's financial position, the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial report referred to above presents fairly, the financial position of the company at 30 June, 1999, and the results of its operations and changes in financial position (cashflows) for the period ended 30th June 1999, in conformity with accounting principles generally accepted in Australia, consistently applied.

CALABRO PARTNERS

Chartered Accountants

/s/ RICHARD EDWARDS

Dated this 27th day of April, 2000 at Brisbane, Australia

ITEM 7(b)    PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information gives effect to the acquisition by N2H2, INC. of ISEEK LTD. in a transaction accounted for as a purchase. N2H2, INC. and ISEEK LTD. are collectively referred to as the Companies. The unaudited pro forma combined financial statements are based on the individual historical financial statements of the Companies for the year ended September 30, 1999 and the three months ended December 31, 1999. The historical consolidated financial statements of N2H2, INC. are included in its annual report on form 10-K for the year ended September 30, 1999 and its quarterly report on Form 10-Q as of and for the three months ended December 31, 1999.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position of the combined Companies that would have occurred if the acquisition had been consummated on the dates indicated, nor is it intended to be indicative of future operating results or financial position of the combined Companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements of N2H2, INC. included in its Forms 10-K and 10-Q and the audited financial statements of ISEEK LTD. appearing elsewhere in this current report on Form 8-K, including the notes thereto.

     The unaudited pro forma combined balance sheet assumes that the acquisition took place on December 31, 1999. The unaudited pro forma combined statements of operations assume that the acquisition took place as of October 1, 1998. The unaudited pro forma combined financial statements are based on the estimates and assumptions set forth in the notes to such statements. The total estimated purchase consideration has been allocated on a preliminary basis to the assets and liabilities of ISEEK LTD. based on a preliminary valuation with the excess consideration over net assets acquired allocated to goodwill. This allocation is subject to change pending final analysis of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

                 Unaudited Pro Forma Combined Statement of Operations

                            Year Ended September 30, 1999

                                                                            ProForma               ProForma
                                         N2H2, INC.        ISEEK LTD.      Adjustments             Combined
                                        ------------       ---------       ------------          ------------
Revenues ............................   $  6,357,000       $  21,000       $    (70,000)(a)      $  6,308,000
                                        ------------       ---------       ------------          ------------
Cost and expenses:
 Cost of revenues ...................      2,325,000           1,000                                2,326,000
 Research and development ...........      2,101,000               0                                2,101,000
 Sales and marketing ................      3,460,000           2,000                                3,462,000
 General and
  administrative ....................      6,340,000         136,000            (70,000)(b)         6,406,000
 Amortization of
   intangible assets ................                                         3,257,000 (c)         3,257,000
                                        ------------       ---------       ------------          ------------
  Total costs and expenses ..........     14,226,000         139,000          3,187,000            17,552,000
                                        ------------       ---------       ------------          ------------
Income (loss) from
operations ..........................     (7,869,000)       (118,000)        (3,257,000)          (11,244,000)
Interest and other
   income, net ......................        148,000           2,000                                  150,000
                                        ------------       ---------       ------------          ------------
Net income (loss) ...................   $ (7,721,000)      $(116,000)       $(3,257,000)         $(11,094,000)
                                        ============       =========       ============          ============
Net income (loss) per share:

  Basic and diluted weighted .......    $      (0.57)                                            $      (0.76)
                                        ============                                             ============
Shares used in per share calculation:

  Basic and Diluted .................     13,620,000                            925,000 (d)        14,545,000
                                        ============                       ============          ============

See accompanying notes to unaudited pro forma combined financial information.

              Unaudited Pro Forma Combined Statement of Operations

                      Three months ended December 31, 1999

                                                                            ProForma               ProForma
                                         N2H2, INC.        ISEEK LTD.      Adjustments             Combined
                                        ------------       ---------       ------------          ------------
Revenues ............................   $  2,257,000       $  65,000       $    (34,000)(a)      $  2,288,000
                                        ------------       ---------       ------------          ------------
Cost and expenses:
 Cost of revenues ...................      1,296,000               0                                1,296,000
 Research and development ...........      1,116,000               0                                1,116,000
 Sales and marketing ................      2,570,000           4,000                                2,574,000
 General and
  administrative ....................      2,918,000         141,000            (34,000)(b)         3,025,000
 Amortization of
   intangible assets ................                                           814,000 (c)           814,000
                                        ------------       ---------       ------------          ------------
  Total costs and expenses ..........      7,900,000         145,000            780,000             8,825,000
                                        ------------       ---------       ------------          ------------
Income (loss) from

operations ..........................     (5,643,000)        (80,000)          (814,000)           (6,537,000)
Interest and other
   income, net ......................        524,000           2,000                                  526,000
                                        ------------       ---------       ------------          ------------
Net income (loss) ...................    $(5,119,000)      $ (78,000)      $   (814,000)         $ (6,011,000)
                                        ============       =========       ============          ============
Net income (loss) per share:

  Basic and diluted weighted ........   $      (0.24)                                             $      (0.27)
                                        ============                                             ============
Shares used in per share calculation:

  Basic and Diluted .................     21,114,000                            925,000 (d)        22,039,000
                                        ============                       ============          ============


See accompanying notes to unaudited pro forma condensed combined financial information.

                   Unaudited Pro Forma Combined Balance Sheet

                                December 31, 1999

                                                                ProForma           ProForma
                               N2H2, INC.      ISEEK LTD.      Adjustments         Combined
                              ------------    ------------    ------------       ------------
Current assets:
  Cash and cash
   equivalents ............   $ 10,483,000    $    115,000                       $ 10,598,000
  Investments .............     25,268,000           1,000                         25,269,000
  Accounts receivable,
   net ....................      1,335,000               0         (99,000)(e)      1,236,000
 Prepaid expenses and
   other assets ...........        908,000               0                            908,000
                              ------------    ------------    ------------       ------------
    Total current
     assets ...............     37,994,000         116,000         (99,000)        38,011,000
                              ------------    ------------    ------------       ------------
Long term investments .....     16,387,000               0                         16,387,000
Property and equipment,
net .......................      6,047,000         102,000                          6,149,000
Intangibles and other
assets ....................        495,000          51,000      16,264,000 (f)     16,810,000
                              ------------    ------------    ------------       ------------
    Total assets ..........   $ 60,923,000    $    269,000    $ 16,165,000       $ 77,357,000
                              ============    ============    ============       ============
Current liabilities:
  Accounts payable ........      1,367,000         142,000         188,000 (g)      1,697,000
  Accrued liabilities .....        728,000               0                            728,000
  Deferred revenue,
   current portion ........        939,000               0                            939,000
  Capital lease obligation,
    current portion .......        158,000               0                            158,000
                              ------------    ------------    ------------       ------------
    Total current
     liabilities ..........      3,192,000         142,000         188,000          3,522,000
                              ------------    ------------    ------------       ------------
Capital lease obligation ..        436,000               0                            436,000
Deferred revenue ..........        236,000               0                            236,000
                              ------------    ------------    ------------       ------------
    Total liabilities .....      3,864,000         142,000         188,000          4,194,000
                              ------------    ------------    ------------       ------------
Shareholders' equity
(deficit):
  Common stock ............     75,779,000         325,000      15,779,000 (h)     91,883,000
  Note receivable share ...        (25,000)              0                            (25,000)
  Accumulated deficit .....    (17,184,000)       (198,000)        198,000 (i)    (17,184,000)
  Deferred stock
   compensation ...........     (1,511,000)              0                         (1,511,000)
                              ------------    ------------    ------------       ------------
    Total shareholders'
     equity (deficit) .....     57,059,000         127,000      15,977,000         73,163,000
                              ------------    ------------    ------------       ------------
    Total liabilities and
     shareholders' equity
     (deficit) ............   $ 60,923,000    $    269,000    $ 16,165,000       $ 77,357,000
                              ============    ============    ============       ============

     See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1--Basis of Presentation:

     The unaudited pro forma combined balance sheet has been prepared to reflect the acquisition of ISEEK LTD. by N2H2, INC. as if the acquisition had occurred on December 31, 1999.

     The unaudited pro forma combined statement of operations for the year ended September 30, 1999 and the three months ended December 31, 1999 have been prepared to reflect the acquisition of ISEEK LTD. by N2H2, INC. as if the acquisition had occurred on October 1, 1998.

     There were no material differences in the accounting policies of N2H2, INC. and ISEEK LTD. for the periods presented.

Note 2--Purchase Accounting and Pro Forma Adjustments:

Purchase Price

     In connection with the acquisition, N2H2, INC. issued or will be obligated to issue a total of 925,000 shares of N2H2, INC. common stock. The market value of a share of common stock of $17.41 was determined using the average quoted market price of the N2H2, INC. common stock for the two days preceding and following the announcement of the acquisition. All options and warrants previously issued by ISEEK LTD. were exercised prior to the acquisition. 10% of the N2H2, INC. common stock will be subject to an escrow agreement to the extent agreed by the holders of such ISEEK LTD. options.

     N2H2, INC. will issue options to purchase 40,000 shares of common stock to certain individuals upon the closing of the merger. These options will be issued in connection with employment agreements and will be subject to vesting requirements. These options have not been included in the determination of the purchase price and will be accounted for in accordance with APB 25.

     The total purchase price is as follows:

     Common stock issued...............................     $16,104,000
     Acquisition costs incurred........................         287,000
     Liabilities assumed...............................          54,000
                                                            -----------
       Total purchase price............................     $16,445,000
                                                            ===========

Allocation of Purchase Price

     The total purchase price of $16,445,000 was allocated to the fair value of the assets acquired as follows:

                                                                        Amortization
                                                                            Life
                                                                        ------------
     Tangible assets....................................  $   160,000        --

     Client redirect software...........................      969,000         5
     Customer lists.....................................      572,000         5
     Goodwill...........................................   14,744,000         5
                                                          -----------
          Total intangible assets.......................  $16,285,000
                                                          -----------

       Total purchase price.............................  $16,445,000
                                                          ===========

Pro Forma Adjustments

     The following adjustments were applied to the historical statements of operations to arrive at the pro forma combined statement of operations:

(a) Eliminates inter-company sales to ISEEK LTD of $70,000 and $34,000 for the year ended September 30, 1999 and the three months ended December 31, 1999, respectively.

(b) Eliminates inter-company expenses incurred by ISEEK LTD of $70,000 and $34,000 for the year ended September 30, 1999 and the three months ended December 31, 1999, respectively.

(c) Reflects the additional amortization expense of intangible assets of $3,257,000 and $814,000 for the year ended September 30, 1999 and three months ended December 31, 1999, respectively, over their estimated useful lives of 5 years.

(d) Reflects the 925,000 N2H2, INC. common shares to be issued to ISEEK LTD. shareholders as if they were outstanding from the beginning of each period presented.


     The following adjustments were applied to the historical balance sheet to arrive at the pro forma combined balance sheet:

(e) Eliminates accounts receivable from ISEEK LTD. of $99,000 at December 31, 1999.

(f) Reflects the intangible assets acquired of $16,264,000 as if the acquisition took place on December 31, 1999.

(g) Eliminates accounts payable to N2H2, INC. of $99,000 at December 31, 1999 and reflects the payable for acquisition costs incurred of $287,000.

(h) Reflects the N2H2, Inc. common stock to be issued of $16,104,000 for the acquisition of ISEEK LTD. and eliminates the ISEEK LTD. common stock balance of $325,000 at December 31, 1999.

(i) Eliminates the ISEEK LTD. accumulated deficit of $198,000 at December 31, 1999.



ITEM 7(c)      EXHIBITS

10.1 Share Sale Agreement dated February 23, 2000 among N2H2, Inc., Jason Alan Gomersall, Bevan Andrew Slattery, Lee Gomersall, Roar Investments Pty Limited ACN 072098572, and Drives and Controls Services, Inc. (Previously filed)

99.1 Text of Press release dated February 24, 2000, regarding the completion of the acquisition of iseek, Limited. (Previously filed)

--------------------------------------------------------------------------------

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          N2H2, INC.

                                          By:  /s/ PETER H. NICKERSON
                                               ---------------------------------
                                                   Peter H. Nickerson
                                                   Chairman, President and
                                                     Chief Executive Officer

Dated: April 28, 2000